Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form F-3) of Arqit Quantum Inc. of our report, dated December 5, 2024, with respect to the consolidated financial statements of Arqit Quantum Inc. and its subsidiaries included in its Annual Report (Form 20-F) for the year ended September 30, 2024, filed with the Securities and Exchange Commission.

/s/ PKF Littlejohn LLP
PKF Littlejohn LLP

London, United Kingdom

August 29, 2025